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                                                                   Exhibit 25(b)

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, as of the 19th day of August, 1998, the undersigned each constitutes and appoints Michael B. Crutcher, Meredith M. Parente and Steven B. Ratoff, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities:

(a) to sign and file with the Securities and Exchange Commission one or more post-effective amendments to Registration Statements on Form S-3, Registration No. 33-52551 and Registration No. 33-12413, and any and all related amendments and exhibits; and

(b) to prepare, execute, and file with the appropriate securities commissions in states or other jurisdictions any forms or filings (including any amendments or exhibits) necessary for compliance with state securities laws relating to the aforementioned Registration Statements, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute(s), may lawfully do or cause to be done by virtue of this power of attorney.

BROWN-FORMAN CORPORATION

By: /s/ Owsley Brown II
   ----------------------------------           --------------------------------
   Owsley Brown II                              Barry D. Bramley, Director
   Chairman & Chief Executive Officer

/s/ Geo. Garvin Brown III                       /s/ Owsley Brown II
-------------------------------------           --------------------------------
Geo. Garvin Brown III, Director                 Owsley Brown II, Director

/s/ Donald G. Calder                            /s/ Owsley Brown Frazier
-------------------------------------           --------------------------------
Donald G. Calder, Director                      Owsley Brown Frazier, Director

                                                /s/ Stephen E. O'Neil
-------------------------------------           --------------------------------
Richard P. Mayer, Director                      Stephen E. O'Neil, Director

/s/ William M. Street                           /s/ James S. Welch
-------------------------------------           --------------------------------
William M. Street, Director                     James S. Welch, Director




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